As filed with the Securities and Exchange Commission on September 20, 2010
                                             Registration No. __________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-1
                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                                  JA ENERGY
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                    2869                27-3349143
--------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)       Industrial       Identification No.)
                                  Classification
                                       Number)

               4800 W. Dewey Drive, Las Vegas, NV             89118
          ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                              James Lusk
                          4800 W. Dewey Drive
                         Las Vegas, NV  89118
                       Telephone: (702) 358-8775
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-----------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       Calculation of Registration Fee
                       -------------------------------

============================================================================
TITLE OF EACH                        PROPOSED     PROPOSED
CLASS OF                             MAXIMUM      MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE
Common stock
$0.001 par value     65,846,667 (1)   $0.01(2)    $658,466.67   $ 46.95
                   ---------------------------------------------------------

TOTAL                65,846,667       N/A         $658,466.67   $ 46.95
============================================================================

(1) The shares included herein are being distributed to the stockholders of Reshoot Production Company. Reshoot Production Company shareholders will not be charged or assessed for JA Energy Common Stock, and Reshoot Production Co. shareholders will receive no consideration for the distribution of the foregoing shares in the spin-off.

(2) There currently exists no market for JA Energy's Common Stock. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.01 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-----------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2010

                              JA Energy

           65,846,667 shares of common stock held by stockholders

This prospectus relates to the distribution by dividend to all of the original stockholders of Reshoot Production Co., 65,846,667 shares of Reshoot Production's common stock (the "Distribution"). JA Energy is not selling any shares of common stock in this distribution and therefore will not receive any proceeds from this distribution. All costs associated with this registration will be borne by JA Energy.

JA Energy is currently a wholly-owned subsidiary of Reshoot Production Company and after the distribution JA Energy and Reshoot Production Company will be independent public companies.

Subject to the Notice of Effectiveness of this Registration Statement, the holders of Reshoot Production Company common stock will receive one-point-four (1:1.4) shares of JA Energy Class A Common Stock for every one (1) share of Reshoot Production Company common stock that they hold. Following the Distribution, Reshoot Production Company will not own any shares of JA Energy.

You may be required to pay income tax on all or a portion of the value of the shares of JA Energy Class A Common Stock received by you in connection with this Distribution.

The company is offering shares to the public through the selling shareholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

Currently, no public market exists for JA Energy common stock and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration Statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the OTC-Bulletin Board. Until our common stock is quoted on the OTC-BB, the offering will be made at $0.01 per share and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk.

             SEE SECTION TITLED "RISK FACTORS" ON PAGE 10
             --------------------------------------------

      No underwriter or person has been engaged to facilitate the Distribution in this offering.

The U. S. Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is ___________, 2010.

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
SUMMARY OF DISTRIBUTION................................................. 3
QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF................................ 5
FORWARD-LOOKING STATEMENTS.............................................. 6
THE SPIN-OFF AND PLAN OF DISTRIBUTION..................................  6
SUMMARY FINANCIAL INFORMATION...........................................10
RISK FACTORS............................................................10
RISK FACTORS RELATING TO OUR COMPANY....................................11
RISK FACTORS RELATING TO OUR COMMON SHARES..............................18
CAPITALIZATION .........................................................22
CERTAIN MARKET INFORMATION..............................................23
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............23
DESCRIPTION OF BUSINESS.................................................26
LEGAL PROCEEDINGS.......................................................33
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............34
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................38
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........39
THE DISTRIBUTION........................................................41
MANNER OF EFFECTING THE DISTRIBUTION....................................42
FEDERAL INCOME TAX CONSIDERATIONS.......................................48
FEDERAL SECURITIES LAWS CONSEQUENCES....................................50
DESCRIPTION OF SECURITIES...............................................50
DIVIDEND POLICY.........................................................53
TRANSFER AGENT..........................................................53
LEGAL MATTERS...........................................................53
EXPERTS.................................................................53
WHERE YOU CAN FIND MORE INFORMATION.....................................54
FINANCIAL STATEMENTS....................................................55

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-3
POWER OF ATTORNEY.....................................................II-5
SIGNATURES............................................................II-6

                               PROSPECTUS SUMMARY
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.


Corporate Background
--------------------

Reshoot Production Company works with experienced growers throughout the world that have a history of growing first quality fresh produce. The Company's business focuses on the production and distribution of organic cucumbers, tomatoes, and peppers.

Additionally, Reshoot Productions plans to utilize greenhouse technology that manages weather related risks. Management believes that organic grown products are: 1) better for a person's health; 2) the products have improved taste and quality; and 3) are socially responsible.

JA Energy will focus on growing Jerusalem Artichoke. The juice from the Jerusalem will be condensed into a syrup. The syrup by-product of the harvest will be shipped to a modular distillation unit for processing into ethanol. The growing of vegetables versus the production of ethanol, requires the spin-off of JA Energy, so that management can focus its efforts on different business objectives.

The Reshoot Production Company's directors and five largest shareholders, who own approximately 94% of the issued and outstanding shares decided it was in the best interest of Reshoot Production Co. and JA Energy shareholders to spin-off JA Energy, in order to allow both companies to focus on their different business plans.


                          SUMMARY OF DISTRIBUTION
                          -----------------------

JA Energy is a wholly-owned subsidiary of Reshoot Production Co. incorporated on August 26, 2010. The board of directors of Reshoot Production Co. approved, subject to the effectiveness of a registration with the U. S. Securities and Exchange Commission, a spin-off to Company shareholders on one-point-four to one (1:1.4) basis for every share of Reshoot Production Co. common stock, par value $0.001 owned. The Reshoot Production Company stock dividend will be based on 47,033,334 shares of Reshoot Production Company common stock issued and outstanding as of the record date.

The shares of JA Energy are owned by Reshoot Production Co., who will distribute the JA Energy shares once the Form S-1 is effective with the U. S. Securities and Exchange Commission. The shares will be distributed by Empire Stock Transfer Co., Henderson, Nevada, which acts as our transfer agent. Reshoot Production Co. will retain no ownership in JA Energy following the spin-off. Further, JA Energy will no longer be a subsidiary of Reshoot Production Company.

The board of directors and management of Reshoot Production Company believe that the Distribution is in the best interests of Reshoot Production and its stockholders. Reshoot Production Co. believes that the Distribution will enhance value for Reshoot Production Company stockholders and that the spin-off of its Jerusalem Artichoke business into JA Energy may provide greater access to capital by allowing the financial community to focus solely on each business entity as a stand alone company and be better able to obtain financing from third parties. Reshoot Production Company will continue to focus on its business on the production and distribution of organic cucumbers, tomatoes, and peppers, whereby JA Energy will focus its business on producing ethanol from Jerusalem Artichokes.


                   Why JA Energy Sent This Document To You

JA Energy sent you this document because you were an owner of Reshoot Production Co. common stock on [date] __, 2010. You will be entitled to receive a Distribution of one-point-four (1.4) shares of Common Stock of JA Energy, a wholly-owned subsidiary of Reshoot Production Company, for every one (1) share of Reshoot Production Co. you own. No action is required on your part to participate in the Distribution and you do not have to pay cash or other consideration to receive your Reshoot Production Co. shares.

This document describes JA Energy's business, the relationship between Reshoot Production Co. and JA Energy, and how this transaction benefits Reshoot Production Co. and its stockholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the shares of JA Energy stock you will receive as part of this Distribution. You should be aware of certain risks relating to the Distribution and JA Energy's business, which are described in this document beginning on page 10.

                  Questions And Answers About The Spin-Off

Q.  How Many JA Energy Shares Will I Receive?

A. JA Energy will distribute to you one-point-four (1.4) share of our common stock for every one (1) shares of Reshoot Production Co. you owned on [date] ____, 2010 the record date.

Q.  What Are Shares Of JA Energy Worth?

A. The value of our shares will be determined by their trading price after the spin-off. We do not know what the trading price will be and we can provide no assurances as to value. After the spin-off, our shares will not be listed on any stock exchange. We have not started the process of working with a broker dealer to submit our application to be listed on the OTC-Bulletin Board.

Q.  What Is The History Of The Parent Company?

A. Reshoot Production Co. was incorporated on October 31, 2007. Reshoot Reshoot Production Company works with experienced growers throughout the world that have a history of growing first quality fresh produce. The Company's business focuses on the production and distribution of organic cucumbers, tomatoes, and peppers.

Additionally, Reshoot Productions plans to utilize greenhouse technology that manages weather related risks. Management believes that organic grown products are: 1) better for a person's health; 2) the products have improved taste and quality; and 3) are socially responsible.

Q.  What Do I Have To Do To Receive My JA Energy's Shares?

A. No action is required by you. You do not need to pay any money or surrender your Reshoot Production Company common shares to receive our common shares. Our transfer agent will mail your JA Energy common shares to your record address as of the record date.

Q.  When Can I Expect To Receive My Spin-off Shares in JA Energy?

A. Subject to the Notice of Effectiveness of this Registration Statement, by the U. S. Securities & Exchange Commission, our transfer agent will mail you a share certificate representing your shares. If you are not a record holder of Reshoot Production Company stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Reshoot Production Company Common Stock should be credited to your account with your stockbroker or nominee following the effectiveness of JA Energy's registration statement.

                          Forward-looking Statements
                          --------------------------

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied.


About Us
--------

JA Energy was incorporated in Nevada on August 26, 2010 as a wholly-owned subsidiary of Reshoot Production Co. JA Energy plans to use a patented varietal Jerusalem Artichoke to control the expansion of the crop. Additionally, JA Energy will be processing the crop in the field, separating the pulp from the juice (the equipment is unique to this application). The juice will be transported to a centrally located processing plant to condense the juice to a syrup (JA Energy plans to apply for patent on this process). The syrup by-product of the harvest will be shipped to a modular distillation unit for processing into ethanol.

Our principal offices are currently located at 4800 W. Dewey Drive, Las Vegas, NV 89118. Our telephone number is (702) 358-8775.


                      THE SPIN-OFF AND PLAN OF DISTRIBUTION
                      -------------------------------------

Distributing Company              Reshoot Production Company., a Nevada
                                  corporation. As used in this prospectus, the term Reshoot Production includes Reshoot
                                  Production Company unless the context
                                  otherwise requires.

Distributed Company               JA Energy, a Nevada corporation
                                  As used in this prospectus, the terms
                                  JA Energy, the Company, we, our, us
                                  and similar terms mean JA Energy.

Reshoot Production Co. Shares     Reshoot Production Company will distribute
to be Distributed                 to its stockholders an aggregate of
                                  65,846,667 shares of Common Stock, $0.001 par value per share, of JA Energy. The shares of JA Energy Common Stock distributed will constitute 100% of the JA Energy Common
                                  Stock outstanding after the Distribution.
                                  Immediately following the Distribution,
                                  Reshoot Production Co. will not own any
                                  shares of JA Energy Common Stock, and
                                  JA Energy will be an independent public
                                  company.

Record Date                       If you own Reshoot Production Co. shares at
                                  the close of business on [date], 2010 (the
                                  "Record Date"), then you will receive JA
                                  Energy Common Stock in the Distribution.


Distribution Date                 You will receive your JA Energy, stock
                                  certificate from our transfer agent.
                                  The stock certificate will be mailed to you after our Registration Statement becomes effective. If you are not a record holder of Reshoot Production Co. stock because such shares are held on your behalf by your stockbroker or other nominee, your JA Energy
                                  Common Stock should be credited to your
                                  account with your stockbroker or other
                                  nominee after the Distribution date.
                                  Following the Distribution, you may request physical stock certificates if you wish, and instructions for making that request will be furnished with your account statement.

Distribution                      On the Distribution Date, the Distribution
                                  agent identified below will begin
                                  distributing certificates representing our
                                  Common Stock to Reshoot Production Company stockholders. You will not be required to make any payment or take any other action to receive your shares of our Common Stock.

Distribution Ratio                Reshoot Production Co. will distribute to
                                  its stockholders an aggregate of
                                  65,846,667 shares of Common Stock of
                                  JA Energy, based on 65,846,667 shares &
                                  Reshoot Production Company outstanding on
                                  the record date.  Therefore, for every one
                                  (1) share of Reshoot Production Company
                                  common stock that you own of record on
                                  [date], 2010            you will receive
                                  one-point-four (1.4) shares of JA Energy
                                  Company Common Stock.

Distribution Agent                Empire Stock Transfer Co.  Their address is:
                                  1859 Whitney Mesa Dr., Henderson, NV  89014.
                                  Their telephone number is: (702) 818-5898.

Transfer Agent and                Empire Stock Transfer Co.  Their address is:
Registrar for Reshoot             1859 Whitney Mesa Dr., Henderson, NV  89014.
Production Shares                 Their telephone number is: (702) 818-5898.


Trading Market                    We are not trading on any exchange.

Dividend Policy                   Reshoot Production Co. has not paid cash
                                  dividends in the past, and we anticipate that following the Distribution neither Reshoot
                                  Production nor JA Energy will pay cash
                                  dividends. However, no formal action has been taken with respect to future dividends, and the declaration and payment of dividends by Reshoot Production and JA Energy will be at the sole discretion of their respective boards of directors.

Risk Factors                      The Distribution and ownership of our Common
                                  Stock involve various risks. You should read carefully the factors discussed under "Risk
                                  Factors" beginning on page 10. Several of the most significant risks of the Distribution include

                           o The Distribution may cause the price of Reshoot Production Co. Common Stock to decline.

                           o There has not been a prior trading market for JA Energy Common Stock and a trading market for our Common Stock may not develop.

                           o The Distribution of Reshoot Production Common Stock may result in tax liability to you.

                           o      Reshoot Production Co. and/or JA Energy
                                  may in the future, sell or issue
                                  unregistered convertible securities
                                  which are convertible into common
                                  shares of their common stock without
                                  limitations on the number of common
                                  shares the securities are convertible into, which could dilute the value of your holdings and could have other negative impacts on your investment.

Federal Income Tax                Reshoot Production and JA Energy do not
Consequences                      intend for the Distribution to be tax-free
                                  for U.S. federal income tax purposes. You may be required to pay income tax on the value of your shares of JA Energy Common
                                  Stock. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.

Our Relationship with             After the Distribution, Reshoot Production
Reshoot Production Co. after      and JA Energy will have different management
the Distribution                  and directors and Reshoot Production Co. will
                                  have no ownership in JA Energy

Board of Directors of             After the Distribution, JA Energy,
JA Energy                         is expected to have an initial board of three
                                  directors. The initial directors will serve a one-year term.

Management of JA Energy           The management of JA Energy will be different
                                  than the management of Reshoot Productions as both businesses have different end objectives to achieve.

Stockholder Inquiries             Any persons having inquiries relating to the
                                  Distribution should contact the Shareholder
                                  Services department of the distribution agent at (702) 818-5898 or JA Energy, in writing at JA Energy, 4800 W. Dewey Drive, Las Vegas,
                                  NV  89118, or by telephone at (702) 358-8775.

                            SUMMARY FINANCIAL INFORMATION
                            -----------------------------


                                                              For The Period
                                                              From Inception
                                                             (August 26, 2010)
                                                                    to
                                                              August 31, 2010
                                                           ------------------
Statement of Operations Data:
  Revenues                                                          $      -
  Net Loss                                                          $ (2,825)
  Net Loss Per Common Share - Basic                                 $  (0.00)

Balance sheet data:
                                                                August 31, 2010
                                                              -----------------
Working Capital                                                     $      0
Total Assets                                                        $      0

Accrued expenses (audit fees)                                       $  2,500
Additional paid-in capital                                          $    325
Deficit accumulated during development stage                        $ (2,825)
Total stockholders' equity                                          $ (2,500)
Total liabilities and stockholders' equity                          $      0


                                 RISK FACTORS
                                 ------------

All parties and individuals reviewing this Form S-1 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.

                      RISK FACTORS RELATING TO OUR COMPANY
                      ------------------------------------

1. SINCE WE ARE A DEVELOPMENT STAGE COMPANY, AND WE HAVE NOT GENERATED ANY REVENUES, THERE ARE NO ASSURANCES THAT OUR BUSINESS PLAN WILL EVER BE SUCCESSFUL.

Our company was incorporated on August 26, 2010, we are a spin-off of Reshoot Production Company. We have realized no revenues. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this Distribution.


2. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Notes to Financial Statements included in this Registration Statement, at August 31, 2010 we had no working capital, no assets, and no stockholders' equity. In addition, we had a net loss of approximately $(2,825) for the period inception (August 26, 2010) to August 31, 2010.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period inception (August 26, 2010) to August 31, 2010. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

3.  WE EXPECT LOSSES IN THE FUTURE BECAUSE WE HAVE GENERATED NO REVENUE.

We have generated no revenues to date, we expect losses over the next eighteen to twenty-four months based on the expenses associated in executing our business plan. We cannot guarantee that we will ever be successful in generating significant revenues in the future. We recognize that if we are unable to generate significant revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

4. WE HAVE NO OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND WE MAY BE UNABLE TO OPERATE PROFITABLY AS A STAND-ALONE COMPANY.

JA Energy does not have an operating history as an independent public company. Following the Distribution, JA Energy will maintain its own credit and banking relationships and perform its own financial and investor relations functions. JA Energy may not be able to successfully put in place the financial, administrative and managerial structure necessary to operate as fully reporting independent public company, and the development of such structure will require a significant amount of management's time and other resources.

5. OUR OFFICERS AND DIRECTORS HAVE NO PRIOR EXPERIENCE IN RUNNING A FULLY REPORTING COMPANY.

Our executive officers have no experience in operating a fully reporting
company, and no experience converting artichokes to ethanol.   Due to their
lack of experience, our executive officers may make wrong decisions and choices regarding the conversion of artichokes to ethanol on behalf of the Company. Consequently, our Company may suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.


6. OUR BUSINESS MAY REQUIRE ADDITIONAL CAPITAL AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We may require additional capital to finance our growth, purchase technologies and build our infrastructure. Our capital requirements may be influenced by many factors, including:

   o  the demand for our products and services;
   o  the timing and extent of our investment in new technology;
   o  the level and timing of revenue;
   o  the expenses of sales and marketing and new product development;
   o  the cost of facilities to accommodate a growing workforce;
   o the extent to which competitors are successful in developing new products and increasing their market shares; and
   o the costs involved in maintaining and enforcing intellectual property rights.

To the extent that our resources are insufficient to fund our future activities, we may need to raise additional funds through public or private financing. However, additional funding, if needed, may not be available on terms attractive to us, or at all. Our inability to raise capital when needed could have a material adverse effect on our business, operating results and financial condition. If additional funds are raised through the issuance of equity securities, the percentage ownership of our company by our current shareholders would be diluted.

7. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern.

8. MANY OF OUR CURRENT AND POTENTIAL ETHANOL COMPETITORS HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO, AND THEREFORE WE MAY BE AT A DISADVANTAGE IN COMPETING WITH THEM.

Competition in the ethanol industry is intense. We will face formidable competition in every aspect of our business, and particularly from other companies that are seeking to develop large-scale ethanol plants. We will face competitive challenges from larger facilities and organizations that produce a wider range and larger quantity of products than we can, and from other plants similar to our proposed ethanol plant. Our ethanol plant will be in direct competition with other ethanol producers, many of which have more experience and greater resources than we do. Some of these producers are, among other things, capable of producing a significantly greater amount of ethanol and will compete with us for corn and product markets. Nationally, the ethanol industry may become more competitive given the substantial amount of construction and expansion that is occurring in the industry. We may also compete with ethanol that is produced or processed in certain countries in Central America and the Caribbean region, Brazil and other countries. Although tariffs presently impede large imports of Brazilian ethanol into the United States, low production costs, other market factors or tariff reductions could make ethanol imports from various countries a major competitive factor in the U.S.

In addition, if our business plan is successful we could face competition from large ethanol suppliers. We cannot guarantee that we will be able to compete successfully for customers against our current or future competitors, or that competition will not have a material adverse effect on our business, operating results and financial condition.

Many of our competitors have well-established relationships with our current and potential clients and have extensive knowledge of our industry. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in client requirements or to devote greater resources to the development, promotion and sale of their products than we can. Some competitors have become more aggressive with their prices and payment terms and issuance of contractual implementation terms or guarantees. We may be unable to continue to compete successfully with new and existing competitors without lowering prices or offering other favorable terms. Furthermore, potential customers may consider outsourcing options, including application service providers, data center outsourcing and service bureaus, as alternatives to licensing our software products. Any of these factors could materially impair our ability to compete and have a material adverse effect on our operating performance and financial condition.

9. IF ETHANOL PRODUCTION CONTINUES TO INCREASE WITHOUT OFFSETTING INCREASES IN DEMAND, THE PRICE OF ETHANOL AND DISTILLERS GRAINS MAY DECREASE.

Ethanol production has grown in recent years. Management expects that the number of ethanol producers and the amount of ethanol and its co-product, distillers grains, produced will likely continue to increase. There are no assurances that the demand for ethanol and distillers grains will similarly continue to increase. The demand for ethanol is dependent upon numerous factors such as governmental regulations, governmental incentives, and other technologies or products that may compete with ethanol. Ethanol is generally used as a gasoline additive, and the use of blends containing as much as 85% ethanol is a very limited submarket that may or may not grow larger in the future. Demand for distillers grains depends upon various factors such as the strength of the local and national beef and dairy cattle industry, and the availability of other feed products at more economical prices. An increase in the supply of ethanol and distillers grains, without offsetting increases in demand, could lead to lower ethanol and distillers grains prices. Decreases in the price of ethanol and distillers grains will result in us generating lower revenue and lower profit margins, if any.


10. TECHNOLOGICAL ADVANCES COULD SIGNIFICANTLY DECREASE THE COST OF PRODUCING ETHANOL OR RESULT IN THE PRODUCTION OF HIGHER QUALITY ETHANOL, AND IF WE ARE UNABLE TO ADOPT OR INCORPORATE TECHNOLOGICAL ADVANCES INTO OUR OPERATIONS, OUR PROPOSED ETHANOL PLANT COULD BECOME UNCOMPETITIVE OR OBSOLETE.

Management expects that technological advances in the processes and procedures for producing ethanol will continue to occur. It is possible that those advances could decrease the cost of producing ethanol or result in the production of higher quality ethanol. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our ethanol plant to become uncompetitive.

The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass such as agricultural waste, forest residue, and municipal solid waste. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas that are unable to grow corn. Another trend in ethanol production research is to produce ethanol through a chemical process rather than a fermentation process, thereby significantly increasing the ethanol yield per pound of feedstock. Although current technology does not allow these production methods to be competitive, new technologies may develop that would allow these methods to become viable means of producing ethanol in the future.

In addition, alternative fuels, additives and oxygenates are continually under development. Alternative fuel additives that can replace ethanol may be developed, which may decrease the demand for ethanol. It is also possible that technological advances in engine and exhaust system design and performance could reduce the use of oxygenates, which would lower the demand for ethanol.


11. OUR OPERATING COSTS COULD BE HIGHER THAN WE EXPECT, AND THIS COULD REDUCE ANY DISTRIBUTIONS WE MAY MAKE.

In addition to general market fluctuations and economic conditions, we could experience significant operating cost increases from numerous factors, many of which are beyond our control. These increases could arise from, among other things:

o   Higher cost of energy to produce our products;

o   Higher labor costs, particularly if there is any labor shortage; and

o Higher transportation costs because of greater demands on truck, rail and barge transportation services.

In addition, operating the ethanol plant subjects us to ongoing compliance with applicable governmental regulations, such as those governing pollution control, occupational safety, and other matters. We may have difficulty complying with these regulations and our compliance costs could increase significantly. Any increases in operating costs will result in lower profit margins because we may be unable to pass any of these costs on to our customers.


12. BECAUSE WE WILL BE PRIMARILY DEPENDENT UPON ONE PRODUCT, OUR BUSINESS WILL NOT BE DIVERSIFIED, AND WE MAY NOT BE ABLE TO ADAPT TO CHANGING MARKET CONDITIONS OR ENDURE ANY DECLINE IN THE ETHANOL INDUSTRY.

Our success depends on our ability to timely construct the ethanol plant and efficiently produce ethanol. We do not have any other lines of business or other sources of revenue to rely upon if we are unable to produce and sell ethanol and distillers grains, or if the market for those products decline. Our ethanol plant will not have the ability to produce any other products. Our lack of diversification means that we may not be able to adapt to changing market conditions or to weather any significant decline in the ethanol industry.

13. JERUSALEM ARTICHOKES ARE NOT CONSIDERED A COMMERCIAL PLANT; THEREFORE, WE SHALL BE UNABLE TO INSURE OUR CROP AND FACE RISK OF LOSS.

Since Jerusalem Artichokes are not considered a commercial plant, we will most likely be unable to purchase insurance to protect us from risk of loss. For example, adverse weather conditions would most likely adversely affect our crop yields and subsequently hurt our ethanol production. Therefore, since we are unable to carry insurance we face risks related to poor crop yields that have the potential to hurt all aspects of our business operations.


14. IF WE ARE UNABLE TO ATTRACT KEY EMPLOYEES, WE MAY BE UNABLE TO SUPPORT THE GROWTH OF OUR BUSINESS.

Our success depends in part on our ability to attract and retain competent personnel. We must hire qualified managers, engineers, accounting, human resources, operations and other personnel. Competition for employees in the ethanol industry is intense. We cannot assure you that we will be able to attract and maintain qualified personnel. If we are unable to hire and maintain productive and competent personnel, the amount of ethanol we produce may decrease and we may not be able to efficiently operate our ethanol business. Competition for talent among companies in the our industry is intense and we cannot assure you that we will be able to continue to attract or retain the talent necessary to support the growth of our business.


15. OUR FIVE LARGEST SHAREHOLDERS OWN APPROXIMATELY 94% OF THE CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our five largest shareholders, beneficially have the right to vote approximately 94% of our outstanding common stock. As a result, these shareholders will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these five individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

16. THE USE AND DEMAND FOR ETHANOL IS DEPENDENT ON VARIOUS ENVIRONMENTAL REGULATIONS AND GOVERNMENTAL PROGRAMS THAT COULD CHANGE AND CAUSE THE DEMAND FOR ETHANOL TO DECLINE.

There are various federal and state laws, regulations and programs that have led to increased use of ethanol in fuel. These laws, regulations and programs are constantly changing. Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol. Certain states oppose the use of ethanol because they must ship ethanol in from other corn producing states, which could significantly increase gasoline prices in the state. Material changes in environmental regulations regarding the use of methyl tertiary butyl ethers or the required oxygen content of automobile emissions or the enforcement of such regulations could decrease the need to use ethanol. For example, the recently enacted Energy Policy Act of 2005 eliminated the reformulated oxygenate standards under the Clean Air Act. Future changes in the law may further postpone or waive requirements to use ethanol.

Other laws, regulations and programs provide economic incentives to ethanol producers and users. The passage of pending federal or state energy legislation or any other revocation or amendment of any one or more of these laws, regulations or programs could have a significant adverse effect on the ethanol industry and our business. We cannot assure you that any of these laws, regulations or programs will continue in the future. Some of these laws, regulations and programs will expire under their terms unless extended, such as the federal partial excise tax exemption for gasoline blenders who use ethanol in their gasoline, which is scheduled to expire in December 2010. Government support of the ethanol industry could change and Congress and state legislatures could remove economic incentives that enable ethanol to compete with other fuel additives. The elimination or reduction of government subsidies and tax incentives could cause the cost of ethanol-blended fuel to increase. The increased price could cause consumers to avoid ethanol-blended fuel and cause the demand for ethanol to decline.


17. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $10,000 of incremental operating expenses in 2010, our first year of being a public company. We project that the total incremental operating expenses of being a public company will be approximately $12,000 for 2011. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. We must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Sarbanes-Oxley will require that we incur substantial accounting expense and expend significant management efforts. Moreover, if we are not able to comply with the requirements of Sarbanes-Oxley in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.


                     RISKS RELATING TO OUR COMMON SHARES
                     -----------------------------------

18. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


19. OUR COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The U. S. Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


20. THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC-Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC-Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between JA Energy or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this Distribution. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The Company's common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, announcements of technological innovations or new solutions by the Company or its competitors, general conditions in e-commerce and supply chain solutions industry, and other events or factors, many of which are beyond the Company's control. In addition, the stock market has experienced price and volume fluctuations, which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse effect on the market price of the Company's common stock if it ever becomes tradable.


21. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.


22. WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE THAT MAY ADVERSELY IMPACT YOUR RIGHTS AS HOLDERS OF OUR COMMON STOCK.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

23. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               CAPITALIZATION
                               --------------

The following table sets forth, as of August 31, 2010, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.


                                                         August 31, 2010
                                                       ------------------
Current liabilities:
   Accrued expense                                       $      2,500
                                                         -------------
     Total current liabilities                                  2,500

Stockholders' deficit:
   Preferred stock, $0.001 par value, 5,000,000
    shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, none issued and outstanding
    as of 8/31/10                                                   -
   Additional paid-in capital                                     325
   Deficit accumulated during development
    stage                                                      (2,825)
                                                         -------------
   Total stockholders' deficit                                 (2,500)
                                                         -------------
Total liabilities and stockholders' deficit              $          -
                                                         =============


                           CERTAIN MARKET INFORMATION
                           --------------------------

There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until the spin-off registration has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our company, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of JA Energy and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the U. S. Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Overview
--------

JA Energy plans to use a patented varietal Jerusalem Artichoke for the production of ethanol.

Results of Operations for Period Ending August 31, 2010
-------------------------------------------------------

We earned no revenues since our inception on August 26, 2010 through August 31, 2010. Management does not expect JA Energy to be profitable for at least eighteen to twenty-four months.

For the period of inception through August 31, 2010 we generated no income. Since our inception on August 26, 2010, we experienced a net loss of $(2,825). Our loss was attributed to organizational expenses, specifically incorporation fees in the State of Nevada. We anticipate our operating expenses will increase as we build our operations. Some of our increased expenses will be attributed to professional fees to be incurred in connection with the filing of a registration statement with the U. S. Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Revenues
--------

We generated no revenues for the period from inception (August 26, 2010) through August 31, 2010. We anticipate, but there are no assurances, that we will be generating revenues in the in the next eighteen to twenty-four months.

Liquidity and Capital Resources
-------------------------------

Our balance sheet as of August 31, 2010 reflects no assets and $2,500 in current liabilities.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $1,500,000 and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.


Future Financings
-----------------

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

Management anticipates JA Energy needs to raise $1,500,000 in future offerings of our common stock. The funds would be used to acquire businesses, marketing, and client development. In the event we are unable to raise $1,500,000, we may be unable to conduct our business operations and may consequently go out of business. There are no formal or informal agreements to attain such financing and we can not assure you that any financing can be obtained. If we are unable to raise these funds, we will not be able to implement any of our proposed business activities and may be forced to cease operations. The table below illustrates our business plan that constitute top priorities. Each material event or milestone listed in the table below
will be required until revenues are generated.   Each step needs to be
completed before we can move on to the next step with these milestones. Therefore, we are unable to provide a timeline, in that, if one step is not achieved, the remaining steps cannot be completed.


                                                            Anticipated
                                 Manner                     time needed to
        Milestone                of achievement             complete milestone
  ----------------------------------------------------------------------------

1.    Business plan       Prepared by officer of the       Already completed
      developed           Company

2.    Separate company    Spin-off of Subsidiary           In process
      formed with own
      management

3.    Company becomes     Files Registration               In process
      non-deficient       with SEC and completes
      fully reporting     comments

4.    Broker-dealer       Company seeks a                  Following
      applies for         market maker                     Effectiveness
      OTC-BB listing                                       of Registration


5.    Business plan       Pipe transaction to              Six months after
      fully funded        raise $1,500,000 (stock          OTC-BB listing
                          must be trading)

6.    The Company         Business fully                   18-24 months
      operates at a       operational                      after funding
      profit

Going Concern Consideration
---------------------------

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.


Off-Balance Sheet Arrangements
------------------------------

We have no off-balance sheet arrangements.


                             DESCRIPTION OF BUSINESS
                             -----------------------

Corporate History
-----------------

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation.

JA Energy Business Plan
-----------------------

JA Energy plans to use a patented varietal Jerusalem Artichoke to control the expansion of the crop. Additionally, JA Energy will be processing the crop in the field, separating the pulp from the juice (the equipment is unique to this application). The juice will be transported to a centrally located processing plant to condense the juice to a syrup (JA Energy plans to apply for patent on this process). The syrup by-product of the harvest will be shipped to a modular distillation unit for processing into ethanol.

Management has earmarked land in Caliente, Lincoln County, Nevada to begin its first planting. This land is arid and suitable for growing artichokes. Since Jerusalem Artichokes grow like weeds, their stalks will provide 4-5 harvests during one calendar year. At the end of the calendar year, the remaining stalks in the field can be used as seeds to multiply the harvest in the following year by twenty percent. When the harvest stalks are harvested, the harvesting machinery will divide the harvest into two parts: 1) animal feeds; and 2) juice that can be condense into syrup. The artichoke juice has a short shelf-life, as compared to the syrup that can be stored for a longer length of time. The Company has developed a small [size of a tractor trailer] distiller that can convert the artichoke syrup into 1,000 gallons of ethanol per week.

The Reshoot Production Co. directors decided it was in the best interest of Reshoot Production Company and JA Energy Company's shareholders to spin-off JA Energy to minimize any potential conflict of interest, in utilizing the same resources and in accessing funding. Further, although somewhat related, both companies have different business objectives. Reshoot Production is focused on the production and distribution of organic cucumbers, tomatoes, and peppers. JA Energy, is focused on producing ethanol from Jerusalem Artichokes. Management believes that it would be in the best interest of each company to pursue its own objectives since they will require different skills sets. Reshoot Production Company will help JA Energy develop a market for the artichoke by-product that is not used in the production of ethanol.


Jerusalem artichoke
-------------------

The Jerusalem artichoke grows from tubers and produces inulin, a fructose polymer. The plant stores the inulin in its stem until it flowers, when the inulin is then translocated to the tuber.

To improve the Jerusalem artichoke's potential for ethanol, the sugar juices need to be removed from the stalk before the sugar moves down into the tubers and directly fermenting the sugar to produce ethanol, thereby eliminating the necessity of converting the resulting starches found in the tubes to fermentable sugars before fermenting the sugar to produce ethanol.

Jerusalem Artichoke stalk must be cut above the tubers immediately before the plant flowers to retain all of the sugar in the stalk; the stalk is then ground in a hammermill to release the sugars from the central cylinder; the sugar juices from the hammermill are collected; the remaining mass of the central cylinder, and bark is squeezed to remove the remaining sugar juices; the entire collected sugar juice is then processed by heating and adding yeast, then fermenting. The remaining product is then distilled to produce ethanol. The method produces the maximum quantity of high grade ethanol per acre of plant of any known plant source.

Management has identified a varietal Jerusalem Artichoke, which regulates flowering and the translocation of sugars in the plant. This varietal Jerusalem Artichoke contains genes that prolong the growing season, increase sugar production, and delay the translocation of sugars.


The Ethanol Market
------------------

Ethanol is produced from starch or sugar-based feed products such as corn, potatoes, wheat, and sorghum, artichokes as well as from agricultural waste products including sugar, rice straw, cheese whey, beverage wastes and forestry and paper wastes. Historically, corn has been the primary source because of its relatively low cost, wide availability and ability to produce large quantities of carbohydrates that convert into glucose more easily than other products. Management believes that Jerusalem Artichokes, in which its stalks can be harvested four-to five times per year, and can be grown in an arid climate offer a high percent of end product that can be converted into ethanol.

Ethanol has been utilized as a fuel additive since the late 1970's when its value as a product extender for gasoline was discovered during the OPEC oil embargo crisis. In the 1980's, ethanol began to see widespread use as an octane enhancer, replacing other environmentally harmful components in gasoline such as lead and benzene. Ethanol's use as an oxygenate continued to increase with the passage of the Clean Air Act Amendments of 1990, which required the addition of oxygenates to gasoline in the nation's most polluted areas. Ethanol contains approximately 35% oxygen and when combined with gasoline, it acts as an oxygenate that increases the percentage of oxygen in gasoline. As a result, the gasoline burns cleaner and releases less carbon monoxide and other exhaust emissions into the atmosphere. Although not all scientists agree about the existence or extent of environmental benefits associated with its use, the use of ethanol is commonly viewed as a way to improve the quality of automobile emissions.

The most common oxygenate competing with ethanol is methyl tertiary butyl ether or "MTBE," which is cheaper than ethanol. Since the introduction and widespread use of MTBE as an oxygenate, it has been discovered in ground water, lakes and streams. Unlike ethanol, which is biodegradable, MTBE is petroleum-based. While MTBE has not been classified as a carcinogen, it has been shown to cause cancer in animals and its continued use has raised serious environmental concerns. As a result, by the end of 2005, according to the U.S. Department of Energy, 25 states, including California, Illinois and New York, had barred, or passed laws banning, any more than trace levels of MTBE in their gasoline supplies, and legislation to ban MTBE was pending in four others.

Due in part to federal and state policies promoting cleaner air, the environmental concerns associated with MTBE, and federal and state tax and production incentives, the ethanol industry has grown substantially in recent years. The Renewable Fuels Association estimates that in 2004, approximately
1.95 billion gallons of ethanol were utilized as an oxygenate in the Federal Reformulated Gasoline Program, 290 million gallons in the federal winter Oxygenated Gasoline Program, 280 million gallons in Minnesota to satisfy the state's oxygenated fuels program, and 1.05 billion gallons in conventional gasoline markets as an octane enhancer and gasoline extender.


Government Incentives
---------------------

In addition to the recently-enacted federal renewable fuel standard, the federal government and various state governments have created incentive programs to encourage ethanol production and to enable ethanol-blended fuel to better compete in domestic fuel markets with gasoline blended with MTBE. The federal incentive programs include excise tax credits to gasoline distributors, direct payments to eligible producers for increased ethanol production and federal income tax credits which eligible producers may earn. State incentive programs include production payments and income tax credits. However, these programs are not without controversy, due in part to their cost, and we cannot assure you that they will continue to be available in the future.

Federal Excise Tax Exemption
----------------------------

Although the regulatory program is complicated and there are other federal tax incentives for ethanol production, the most important incentive for the ethanol industry and its customers is the partial exemption from the federal motor fuels excise tax, or the "excise tax exemption." The excise tax exemption is provided to gasoline distributors as an incentive to blend their gasoline with ethanol. For each gallon of gasoline blended with 10% of ethanol, the distributors receive a 5.1c per gallon reduction from the federal excise tax, which equates to a 51c reduction for each gallon of ethanol that they use. This exemption was recently extended through December 21, 2010 under the Volumetric Ethanol Excise Tax Credit signed into law by President Bush in October 2004.


Federal Small Producer Credit
-----------------------------

The federal Small Ethanol Producer Credit provides an eligible ethanol producer a 10c per gallon tax credit for the first 15 million gallons of ethanol produced annually. Under the program, ethanol producers that qualify or their owners (for pass-through tax entities) can reduce their federal income tax liability by the amount of the annual credit, subject to limitations. However, benefit of the credit is reduced somewhat because the amount of the credit must be added to regular taxable income (but not to alternative minimum taxable income). Until recently, an eligible small ethanol producer was defined as a producer whose annual production capacity was 30 million gallons or less, which effectively precluded most newer plants from qualifying. The Energy Tax Incentives Act of 2005 increased the annual production capacity limitation from 30 million to 60 million gallons. Because our anticipated capacity is 100 million gallons annually, we do not expect to qualify as a small ethanol producer.


Ethanol Pricing
---------------

The price of ethanol tends to be volatile. Historically, ethanol prices have tended to correlate with wholesale gasoline prices, due largely to the primary use of ethanol as an additive to gasoline. Over the last couple of years, however, as ethanol production has expanded rapidly, ethanol prices have been particularly volatile and ethanol and gasoline prices have at times diverged significantly. Based on management's calculations, we anticipate that the ethanol produced from Jerusalem Artichoke will cost us approximately $1.24 per gallon.


JA Energy Funding Requirements
------------------------------

JA Energy needs funding to fully execute its business plan. JA Energy will require at least $1,500,000 to acquire other business opportunities, market its services and build a client base.

Future funding could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.


Sales and Marketing
-------------------

We plan to establish small portable conversion plants in inner-cities. We plan to begin this program in Nevada. The conversion plants can only convert a limited amount of artichoke extract to ethanol. We plan to have one of these portable conversion plants in operation during 2011. We shall be targeting local charities to assist in the payment and operations of this facility. We expect each facility will require six employees to operate the distilling equipment.

Competition
-----------

We expect to be in direct competition with producers of ethanol and other alternative fuel additives. Many of these producers have significantly greater resources than we do. We also expect the number of competitors to increase. The development of other ethanol plants, particularly those in close proximity to our ethanol plant, will increase the supply of ethanol and may result in lower local ethanol prices. Ethanol plants in close proximity will also compete with us for, among other things, resources and personnel. Because of their close proximity, these competitors may also be more likely to sell to the same markets that we intend to target for our ethanol and distillers grains.

We will be in direct competition with numerous other ethanol plants. We plan to compete with other ethanol producers on the basis of price and delivery service. We believe that we will be able, if necessary, to sell some or all of our products at lower prices because of efficiencies arising from the amount of sugar available in the Jerusalem Artichoke.

As of March 2007, according to the Renewable Fuels Association, 114 U.S. ethanol plants have the capacity to produce approximately 5.6 billion gallons of ethanol annually, with another 87 plants under construction or expansion expected to add approximately 6.4 billion more gallons of annual productive capacity. A majority of the ethanol production capacity is located in the Midwest, in the corn-producing states of Illinois, Iowa, Minnesota, Nebraska and South Dakota. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland Company, Aventine Renewable Energy, LLC., Cargill, Inc., Hawkeye Renewables, LLC, New Energy Corp., US BioEnergy Corp. and VeraSun Energy Corporation.

We may also compete with ethanol that is produced or processed in certain countries in Central America and the Caribbean region, Brazil and other countries. Ethanol produced in the Caribbean basin and Central America may be imported into the United States at low tariff rates or free of tariffs under the Caribbean Basin Initiative and the Dominican Republic-Central America-United States Free Trade Agreement. According to the Renewable Fuels Association, Brazil produced approximately 4.5 billion gallons of ethanol in 2006. Although tariffs presently impede large imports of Brazilian ethanol into the United States, low production costs, other market factors or tariff reductions could make ethanol imports from various countries a major competitive factor in the U.S.

Alternative Fuel Additives
--------------------------

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by various ethanol and oil companies that have far greater resources than we do. New products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages over us and harm our business.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

Our ability to compete depends, in part, upon successful protection of our intellectual property. We do not have the financial resources to protect our rights to the same extent as major ethanol producers. We will attempt to protect proprietary and intellectual property rights to manufacturing processes by applying for a process patent. Despite these precautions, existing patent laws afford only limited practical protection in certain countries. We also plan to conduct business in other countries in which there is little patent protection. As a result, it may be possible for unauthorized third parties to copy and distribute our processes and enhanced artichoke seeds, which could have a material adverse effect on our business, results of operations and financial condition.

Despite measures we have taken to protect our proprietary rights, unauthorized parties may attempt to reverse engineer or copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult and expensive. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the diversion of resources and could have a material adverse effect on our business, results of operations and financial condition. We cannot assure you that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES
----------------------------------------------------------------

The establishment of an ethanol plant, we will need to obtain and comply with various permitting requirements. As a condition to granting necessary permits, regulators could make demands that increase our costs of construction and operations, in which case we could be forced to obtain additional debt or equity capital. Environmental issues, such as contamination and compliance with applicable environmental standards could arise at any time during the construction and operation of the ethanol plant.

The ethanol plant will be subject to environmental regulation by the state in which the plant is located and by the United States Environmental Protection Agency ("EPA"). For example, our future ethanol facilities will be subject to environmental regulations of Nevada and the EPA. These regulations could result in significant compliance costs and may change in the future. For example, although carbon dioxide emissions are not currently regulated, some authorities support restrictions on carbon dioxide emissions that, if adopted, could have a significant impact on our operating costs because we may have to emit a significant amount of carbon dioxide into the air. Also, the state environmental agencies or the EPA may seek to implement additional regulations or implement stricter interpretations of existing regulations. Recently, the EPA cautioned ethanol producers that it is prepared to sue companies whose plants do not comply with applicable laws and regulations.
In a recent test of certain ethanol plants, the EPA expressed concerns over the discovery of certain "volatile organic compounds," some of which may be carcinogenic. Changes in environmental regulations or stricter interpretation of existing regulations may require additional capital expenditures or increase our operating costs.

In addition, the ethanol plant could be subject to environmental nuisance or related claims by employees, property owners or residents near the ethanol plant arising from air or water discharges. These individuals and entities may object to the air emissions from our ethanol plant. Ethanol production has been known to produce an unpleasant odor to which surrounding residents and property owners could object. Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

There are various federal and state laws, regulations and programs that have led to increased use of ethanol in fuel. These laws, regulations and programs are constantly changing. Federal and state legislators and environmental regulators could adopt or modify laws, regulations or programs that could adversely affect the use of ethanol. Certain states oppose the use of ethanol because they must ship ethanol in from other corn producing states, which could significantly increase gasoline prices in the state. Material changes in environmental regulations regarding the use of MTBE or the required oxygen content of automobile emissions or the enforcement of such regulations could decrease the need to use ethanol. For example, the recently enacted Energy Policy Act of 2005 eliminated the reformulated oxygenate standards under the Clean Air Act. Future changes in the law may further postpone or waive requirements to use ethanol.


Employees
---------

We no employees, all functions, including development, strategy, negotiations is being provided by our officers/directors on a voluntary basis, without compensation. Once the Company starts generating sufficient cash flows, our sole officer would be entitled to compensation for his services and past services rendered to the Company.


Description of Property
-----------------------

Our offices are currently located at 4800 W. Dewey Drive, Las Vegas, NV
89118 Our telephone number is (702) 358-8775. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

                             LEGAL PROCEEDINGS
                             -----------------

From time to time and in the ordinary course of its business, we may be named as a defendant in legal proceedings related to various issued, including worker's compensation claims, tort claims and contractual disputes. We are currently involved in no such legal proceedings. We are aware of one potential situation that could lead to the commencement of legal proceedings. This would result from a payment owed to a former LLC where Jim Lusk, the Company's president, was a member of this LLCThe former LLC was suppose to raise funds to advance the conversion of artichokes into ethanol. Management of the Company is negotiating to dissolve the LLC from the third parties, who are not shareholder of JA Energy for $94,000. If the Company is unable to raise $94,000 to to dissolve this LLC, the Company might face a potential claim.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
        ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Our executive officers and directors and their respective ages as of August 31, 2010 are as follows:

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age   Positions and Offices Held
---------------              ---   ----------------------------------
James Lusk                   59    President, Chief Executive Officer,
                                   and Director

Steve Scott                  61    Vice President, COO, Director

Marc Schechtman              58    Director

============================================================================

The business address for our officers/directors is: c/o JA Energy, 4800 W. Dewey Drive, Las Vegas, NV 89118. Set forth below is a brief description of the background and business experience of our officers and directors.

James Lusk, President/CEO/Director
----------------------------------

Prior to joining JA Energy, Mr. Lusk's experience includes 32 years in public accounting where he worked with many businesses. He has a bachelor's degree in Business Administration with a concentration in accounting from California State University at San Bernardino (1978) and was issued CPA certificates in 1981 California and 1986 Nevada (Both are not current for lack of up to date
CPEs).

In March of 2009, he joined Pattie Montgomery CPA LLC as a principal.

From May, 2009 (inception) until December 2009, he was one of four managing members of Green Global Systems, LLC, a Nevada Limited Liability Company.

From 2007 to 2008, Mr. Lusk helped write a book entitled "33 Cents a Day the Cost of Good Government."

From 2004 to 2007, Mr. Lusk developed Test Only Smog Inspection Stations in California under my Service Marked name of Smog Busters.

Steven Scott, Vice President, COO and Director
----------------------------------------------

2009-Present, Veterinary Practice Owner, the Dewey Veterinary Medical Center of Las Vegas.

1997-2007, Regional Vice President, VCA Animal Hospitals, Inc., managed as many as 26 veterinary hospitals in 4-state region.

1993-2010 Co-Owner, The Quality Connection, Medical Practice Consulting.

Mr. Scott's business experience includes 21 years of managing and administration in human medicine at hospitals in the Cleveland, Ohio area, including 6 years at Metropolitan General Hospital and the Cleveland Clinic Foundation (11 years).

U.S. Army Reserves, 1st Lt Medical Services Corps, Honorable Discharge
(1969-1978)


Education:

Ohio State University graduate (BA, Anthropology with completion of the pre-medicine curriculum).

Attended The Weatherhead School of Business at Case Western Reserve University and completed the CCF-sponsored curriculum for Hospital Administration.


Marc Schechtman, Director
-------------------------

May 2010 to present - Director of Planning for Reshoot Production Company, Immokalee, FL.

April 2005 to present -- Business Developer Consultant, Custom Pak, Inc. Division of LFC Enterprises 315 East New Market, Immokalee, FL


Involvement in Certain Legal Proceedings
----------------------------------------

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compensation
------------

We presently do not pay our officers/directors any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate sufficient cash flows on a regular basis.

We do not have any employment agreements with our officer/director. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.

EXECUTIVE COMPENSATION
----------------------

Summary Compensation
--------------------

As a result of our Company's current limited available cash, no officer or director received compensation since inception (August 26, 2010) of the company through August 31, 2010. JA Energy has no intention of paying any salaries at this time. JA Energy intends to pay salaries when cash flow permits.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through August 31, 2010.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Committees of the Board of Directors
------------------------------------
Currently, we do not have any committees of the Board of Directors.

Director and Executive Compensation
-----------------------------------

We do not pay to our directors any compensation for serving as a director on our board of directors. We do not pay to our directors or officers any salary or consulting fee.

Employment Agreements
---------------------

The Company currently does not have employment agreements with its executive officers. The executive officers/directors of the Company have agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officers will not be compensated for services previously provided. They will receive no accrued remuneration.

Equity Incentive Plan
---------------------

We have not adopted an equity incentive plan, and no stock options or similar instruments have been granted to any of our officers or directors.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is De Joya Griffith & Company, LLC. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our sole officers/directors.


                  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
              ----------------------------------------------


Our officers/directors can be considered promoters of JA Energy in consideration of their participation and managing of the business of the company.

Mr. Marc Schechtman, a director of JA Energy will be the largest shareholder
of JA Energy.   He is also the largest shareholder of Reshoot Production
Company.   He will own approximately 43% of JA Energy common stock and simultaneously owns approximately 43% of Reshoot Production's common stock. This relationship could create, or appear to create, potential conflicts of interest when Reshoot Production is faced with decisions that have different implications for JA Energy or disputes arising out of any agreements between the two companies. JA Energy does not have any formal procedure in place for resolving such conflicts of interest which may arise in the future.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

The following table lists, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group, following the Distribution. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the U. S. Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60-days. Under the U. S. Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.


                                         Amount and Nature of    Percentage
    Name of Beneficial Owner     Title   Beneficial Ownership    of Class(1)
----------------------------------------------------------------------------
Jim Lusk (2)                    CEO/Director   28,700,000          43.5%

Steve Scott (3)                 Shareholders           -            -

Marc Schechtman (4)             Director       28,700,000          43.5%
-----------------------------------------------------------------------------
Executive Officers, Directors
   and others (as a group of 3)


(1)  Percent of Class based on 65,846,667 shares of common stock issued and outstanding.
(2)  Mr. Jim Lusk, 4800 W. Dewey Drive, Las Vegas, NV  89118.
(3)  Mr. Steve Scott, 4800 W. Dewey Drive, Las Vegas, NV  89118
(4) Mr. Marc Schechtman, 4370 La Jolla Village Drive, Suite 400 San Diego CA 92122.


We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                                THE DISTRIBUTION
                                ----------------

Introduction
------------

In August 30, 2010, Reshoot Production Company board of directors declared a Distribution payable to the holders of record of outstanding Reshoot Production Company common stock at the close of business on [date], (the "Record Date"). The Reshoot Production Company stock dividend was based on 65,846,667 shares of Reshoot Production's common stock that were issued and outstanding as of the record date.

JA Energy is a wholly-owned subsidiary of Reshoot Production Company. As a result of the Distribution, 100% of the outstanding JA Energy Common Stock will be distributed to Reshoot Production Co. stockholders. Immediately following the Distribution, Reshoot Production Co. will not own any shares of JA Energy common stock and JA Energy will be an independent public company. The JA Energy common stock will be distributed by stock certificates, issued by Empire Stock Transfer, Las Vegas, NV, our stock transfer agent.

JA Energy principal executive offices are located at 4800 W. Dewey Drive, Las Vegas, NV 89118, and its telephone number is (702) 358-8775.

Reasons for the Distribution
----------------------------

The board of directors and management of Reshoot Production Co. believe that the Distribution is in the best interests of Reshoot Production Co. and its stockholders.

Our board of directors believes that spinning-off its wholly-owned subsidiary, will accomplish a number of important objectives. The spin-off will separate the two companies with different financial, investment and operating characteristics so that each can adopt business strategies and objectives tailored to their respective markets. This will allow both companies to better prioritize the allocation of their management and their financial resources for achievement of their individual corporate objectives. The spin-off may provide greater access to capital by allowing the financial community to focus solely on each business entity as a stand alone company. In order to avoid any potential conflict of interest, Reshoot Production Company and JA Energy will have different operational officers.


                    MANNER OF EFFECTING THE DISTRIBUTION
                    ------------------------------------

The Distribution will be made on the basis of one-point-four (1.4) shares of JA Energy Common Stock for one (1) share of Reshoot Production Company common stock outstanding on the Record Date. This includes a total of 65,846,667 common shares of JA Energy to be issued and outstanding after the Distribution.

At the time of the Distribution, the shares of JA Energy Common Stock to be distributed will constitute 100% of the outstanding JA Energy. Immediately following the Distribution, Reshoot Production Company will not own any JA Energy Common Stock and JA Energy will be an independent public company.

The shares of JA Energy Common Stock being distributed in the Distribution will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. See "Description of Securities" beginning on page 50.

Reshoot Production Company and JA Energy will notify Empire Stock Transfer agent, their mutual stock transfer company to issue the common shares to the JA Energy shareholders upon effectiveness of the JA Energy registration statement. Following the Distribution, each record holder of Reshoot Production Company stock on the Record Date will receive from the Transfer Agent a share certificate of JA Energy Common Stock in the stockholder's name based on a ratio of one-point-four for one (1.4:1) of shares owned in Reshoot Production Company.

If you are not a record holder of Reshoot Production Company stock because your shares are held on your behalf by your stockbroker or other nominee, your shares of Reshoot Production Company Common Stock should be credited to your account with your stockbroker or nominee following the effectiveness of JA Energy's Registration Statement.

No Reshoot Production Company stockholder will not be required to pay any cash or other consideration for the shares of JA Energy Common Stock received in the Distribution, or to surrender or exchange Reshoot Production Company shares in order to receive shares of JA Energy Common Stock. The Distribution will not affect the number of, or the rights attaching to, outstanding Reshoot Production Company shares. No vote of Reshoot Production Company stockholders is required or sought in connection with the Distribution, and Reshoot Production Company. stockholders will have no appraisal rights in connection with the Distribution.

In order to receive shares of JA Energy Common Stock in the Distribution, Reshoot Production Company stockholders must be stockholders at the close of business on [date], the Record Date. The Distribution will take effect subject to a Notice of Effectiveness for this Registration Statement.

Results of the Distribution
---------------------------

After the Distribution, JA Energy will be a separate company. Based on the original 47,033,334 common shares of Reshoot Production Company shares outstanding, JA Energy expects to have approximately 45 holders of record of JA Energy Common Stock, and 65,846,667 common shares of JA Energy Common Stock outstanding, immediately after the Distribution. The Distribution will not affect the number of outstanding Reshoot Production Company shares or any rights of Reshoot Production Company stockholders.

JA Energy Common Stock
----------------------

Neither Reshoot Production Company nor JA Energy makes any recommendations on the purchase, retention or sale of shares of Reshoot Production's common stock or shares of JA Energy Common Stock. You should consult with your own financial advisors, such as your stockbroker, bank or tax advisor.

If you do decide to purchase or sell any Reshoot Production Company or JA Energy shares, you should make sure your stockbroker, bank or other nominee understands whether you want to purchase or sell Reshoot Production Co. common stock or JA Energy Common Stock, or both. The following information may be helpful in discussions with your stockbroker, bank or other nominee.

There is not currently a public market for the JA Energy Common Stock. We intend to apply for admission to quotation of our securities on the OTC-Bulletin Board after this prospectus is declared effective by the SEC. The shares of JA Energy Common Stock distributed to Reshoot Production Company stockholders will be freely transferable, except for (1) shares of JA Energy Common Stock received by persons who may be deemed to be affiliates of Reshoot Production Co. under the Securities Act of 1933, as amended (the "Securities Act"), and (2) shares of JA Energy Common Stock received by persons who hold restricted shares of Reshoot Production Co. common stock. Persons who may be deemed to be affiliates of Reshoot Production Co. after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with JA Energy and may include certain directors, officers and significant stockholders of JA Energy. Persons who are affiliates of JA Energy will be permitted to sell their shares of JA Energy Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by
Section 4(1) of the Securities Act and the provisions of Rule 144 thereunder.

JA Energy stockholders may sell their JA Energy common stock following the Distribution. Whether an active trading market for JA Energy common stock will be maintained after the Distribution and the prices for JA Energy common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, JA Energy's results of operations, what investors think of JA Energy and its industries, changes in economic conditions in its industries and general economic and market conditions.

In addition, the stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations could have a material adverse impact on the trading price of the Reshoot Production Co. Common Stock and/or JA Energy's common stock.

Admission to Quotation on the OTC-Bulletin Board
------------------------------------------------

We hope to have our common stock be quoted on the OTC-Bulletin Board. If our securities are not quoted on the OTC-Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC-Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever be
qualified for quotation on the OTC-Bulletin Board.   We have not begun the
application process for listing on the OTC-Bulletin Board.   We do not expect
to begin the application process until we receive a notice of effectiveness for this Registration Statement and the shares have been distributed to our shareholders.

To qualify for quotation on the OTC-Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC-Bulletin Board our securities will trade on the OTC-Bulletin Board. We may not now or ever qualify for quotation on the OTC-Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.


Selling Security Holders Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets as the common stock may from time to time be trading;
2.  In privately negotiated transactions;
3.  Through the writing of options on the common stock;
4.  In short sales; or
5.  In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value. The selling shareholders may sell their shares of our common stock at a fixed price of $0.01 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTC-BB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are offering shares to the public through the selling shareholders. The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations
-----------------------

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale
-------------------------------

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's.
The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption.


                      FEDERAL INCOME TAX CONSIDERATIONS
                      ---------------------------------

General
-------

The following discusses U.S. federal income tax consequences of the spin-off transactions to Reshoot Production Company stockholders who hold Reshoot Production Company common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the spin-off, and in particular may not address U.S. federal income tax considerations applicable to Reshoot Production Company stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example:

o foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia);

o  financial institutions;

o  dealers in securities;

o traders in securities who elect to apply a market-to-market method of accounting;

o  insurance companies;

o  tax-exempt entities;

o holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and;

o holders who hold Reshoot Production Company common stock as part of a hedge, straddle, conversion or constructive sale.

Further, no information is provided in this Prospectus with respect to the tax consequences of the spin-off under applicable foreign or state or local laws. Reshoot Production Co. stockholders are urged to consult with their tax advisors regarding the tax consequences of the spin-off to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

Based upon the assumption that the spin-off fails to qualify as a tax-free Distribution under Section 355 of the Code, then each Reshoot Production stockholder receiving our shares of common stock in the spin-off generally would be treated as if such stockholder received a taxable Distribution in an amount equal to the fair market value of our common stock when received. This would result in:

o a dividend to the extent paid out of Reshoot Production current and accumulated earnings and profits at the end of the year in which the spin-off occurs; then

o a reduction in your basis in Reshoot Production common stock to the extent that the fair market value of our common stock received in the spin-off exceeds your share of the dividend portion of the distribution;

o   referenced above; and then

o gain from the sale or exchange of Reshoot Production common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis;

o each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the spin-off. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the Distribution date. However, if a public trading market for our shares does not exist on the Distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

Following completion of the Distribution, information with respect to the allocation of tax basis among Reshoot Production and our common stock will be made available to the holders of Reshoot Production Co. common stock.

Back-up Withholding Requirements
--------------------------------

U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

o is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

o provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules

A stockholder who does not supply Reshoot Production Company with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

                     FEDERAL SECURITIES LAWS CONSEQUENCES
                     ------------------------------------

Of the 65,846,667 shares of JA Energy common stock distributed to Reshoot Production Company stockholders in the spin-off, following the effectiveness of this Registration Statement, all 65,846,667 shares will be freely transferable under the Act, except for those securities received by persons who may be deemed to be affiliates of Reshoot Production Co. under Securities Act rules. Persons who may be deemed to be affiliates after the spin-off generally include individuals or entities that control, are controlled by or are under common control with JA Energy, such as our director and executive officer. Approximately 10,720,238 shares of our common stock will be held by affiliates after completion of the spin-off.

Persons who are affiliates of JA Energy generally will be permitted to sell their shares of JA Energy common stock received in the spin-off only pursuant to Rule 144 under the Securities Act. However, because the shares received in the spin-off are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, JA Energy common stock received by JA Energy affiliates pursuant to the spin-off may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding JA Energy common stock or the average weekly trading volume for JA Energy common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule 144).

                           DESCRIPTION OF SECURITIES
                           -------------------------

General
-------

Our authorized common stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share. Upon Distribution, there will be 65,846,667 common shares outstanding which were held by approximately forty-five (45) stockholders of record. There are 5,000,000 preferred shares authorized and none issued.

Common Stock
------------

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty-one percent (51%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our By-laws do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities
----------------------

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws
-------------------------

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


Expenses of Issuance and Distribution
-------------------------------------

We have agreed to pay all expenses incident to the Distribution to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $    47
Legal fees and miscellaneous expenses*                          $ 2,000
Audit Fees                                                      $ 2,500
Transfer Agent Fees*                                            $   900
Printing*                                                       $   403
                                                                -------
Total                                                           $ 5,850
                                                                =======

*Estimated Expenses.



                                  DIVIDEND POLICY
                                  ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.


                                 TRANSFER AGENT
                                 --------------

We are currently utilizing the services of Empire Stock Transfer Co., 1859 Whitney Mesa Dr., Henderson, NV 89014, Telephone: (702) 818-5898. Empire Stock Transfer serves in the capacity as our transfer agent to have us track and facilitate the transfer of our stock.



                                   LEGAL MATTERS
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.


                                     EXPERTS
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by De Joya Griffith & Company, LLC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


Interest of Named Experts and Counsel
-------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or distribution of the common stock was employed on a contingency basis or had, or is to receive, in connection with the distribution, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our officers/directors can be considered promoters of JA Energy in consideration of her participation and managing of the business of the company since its incorporation.


                      WHERE YOU CAN FIND MORE INFORMATION
                      -----------------------------------

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS
                              --------------------

                                 JA Energy

                              FINANCIAL STATEMENTS
                                 August 31, 2010

                     De Joya Griffith & Company, LLC

               CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         -------------------------------------------------------


To the Board of Directors and Stockholders
JA Energy, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of JA Energy, Inc. (A Development Stage Company) as of August 31, 2010, and the statements of operations, stockholders' deficit and cash flows from Inception (August 26, 2010) through August 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JA Energy, Inc. (A Development Stage Company) as of August 31, 2010, and the results of its operations and cash flows from Inception (August 26, 2010) through August 31, 2010, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not commenced its planned operations and the Company has not generated any revenue since inception, which all raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
-----------------------------------
Henderson, Nevada
September 9, 2010

                                JA Energy
                       (A Development Stage Company)
                               Balance Sheet


                                                           August 31,
                                                              2010
                                                         -------------
Assets

Current assets:
   Cash and equivalents                                  $          -
                                                         -------------
     Total current assets                                           -

Total assets                                             $          -
                                                         =============

Liabilities and Stockholders' Deficit

Current liabilities:
   Accrued expense                                       $      2,500
                                                         -------------
     Total current liabilities                                  2,500

Total liabilities                                        $      2,500
                                                         =============

Stockholders' deficit:
   Preferred stock, $0.001 par value, 5,000,000
    shares authorized, none issued                                  -
   Common stock, $0.001 par value, 70,000,000
    shares authorized, none issued and outstanding
    as of 8/31/10                                                   -
   Additional paid-in capital                                     325
   Deficit accumulated during development
    stage                                                      (2,825)
                                                         -------------
   Total stockholders' deficit                                 (2,500)
                                                         -------------
Total liabilities and stockholders' deficit              $          -
                                                         =============







   The accompanying notes are an integral part of these financial statements.

                                JA Energy
                       (A Development Stage Company)
                          Statement of Operations


                                                            From Inception
                                                           (August 26, 2010)
                                                             to August 31,
                                                                 2010
                                                            ----------------
Revenue                                                     $             -
                                                            ----------------

Expenses:
  General & administrative                                            2,825
                                                            ----------------
     Total expenses                                                   2,825
                                                            ----------------

Net loss                                                    $        (2,825)
                                                            ================

Weighted average number of
 common shares outstanding-basic                                          0
                                                            ================

Net loss per share-basic                                    $         (0.00)
                                                            ================










  The accompanying notes are an integral part of these financial statements.

                                JA Energy
                       (A Development Stage Company)
                     Statement of Stockholders' Deficit
     For the Period from Inception (August 26, 2010) to August 31, 2010


                Preferred                                   Deficit
                  Stock          Common Stock   Additional Accumulated   Total
          ------------------ ------------------ Paid-in      During   Stockholders'
             Shares   Amount    Shares   Amount  Capital  Development    Equity
           ---------- ------- ---------- ------- -------- ---------- ----------
Inception
August 26,
2010               -  $    -          -  $    -  $     -  $       -  $       -

Contributed
Capital            -       -          -       -      325          -        325

Net loss           -       -          -       -        -     (2,825)    (2,825)
           ---------- ------- ---------- ------- -------- ---------- --------------

Balance,
August 31,
2010               -  $    -          -  $    -  $   325  $  (2,825) $  (2,500)
           ========== ======= ========== ======= ======== ========== ==========












  The accompanying notes are an integral part of these financial statements.

                                JA Energy
                       (A Development Stage Company)
                          Statement of Cash Flows


                                                            From Inception
                                                           (August 26, 2010)
                                                             to August 31,
                                                                 2010
                                                            ----------------
Operating activities:
Net loss                                                    $        (2,825)
Adjustments to reconcile net loss to net cash
 used by operating activities:
   Increase in accrued expense                                        2,500
                                                            ----------------

Net cash used by operating activities                                  (325)
                                                            ----------------

Financing activities:
Additional paid-in capital                                              325
                                                            ----------------
Net cash provided by financing activities                               325
                                                            ----------------

Net increase (decrease) in cash                                           -
Cash - beginning                                                          -
                                                            ----------------
Cash - ending                                               $             -
                                                            ================

Supplemental disclosures:
   Interest paid                                            $             -
                                                            ================
   Income taxes paid                                        $             -
                                                            ================
   Non-cash transactions                                    $             -
                                                            ================






  The accompanying notes are an integral part of these financial statements.

                                JA Energy
                       (A Development Stage Company)
                       Notes to Financial Statements


NOTE 1.   General Organization and Business

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off was listed on the Over the Counter Bulletin Board. The Company is a Development Stage Company as defined by FASB ASC 915 "Development Stage Entities". The Company plans to use a patented varietal Jerusalem Artichoke, whereby the syrup by-product from the artichoke will be converted and processed into ethanol.

Upon obtaining a Notice of Effectiveness from filing a Registration Statement with the U.S. Securities and Exchange Commission, the record shareholders of Reshoot Production Company will receive one-point-four (1.4) common shares, par value $0.001, of JA Energy common stock for every one (1) share of Reshoot Production Company common stock owned. The JA Energy stock dividend will be based on 47,033,334 shares of Reshoot Production Company common stock that are issued and outstanding as of the record date. Since JA Energy business is related to an ethanol producer, whereas Reshoot Production Company's business was related to food distribution, the Reshoot Production Company directors decided it was in the best interest of the shareholders to spin off JA Energy in order to minimize any potential of conflict of interest, in accessing funding.

The spin-off will be valued at par value since the company holds no assets, is uncertain as to future benefit, the stock is not trading, and the company has not received a stock symbol.


NOTE 2.    Summary of Significant Accounting Policies

The Company has no cash assets and liabilities of $2,500 as of August 31, 2010. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

                                  JA Energy
                         (A Development Stage Company)
                         Notes to Financial Statements

NOTE 2.    Summary of Significant Accounting Practices (Continued)

Earnings per Share
------------------
The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income
(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

Revenue recognition
-------------------
The Company recognizes revenue on an accrual basis as it invoices for services.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected August 31 as its year-end.

Fair value of financial instruments
-----------------------------------
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2010. The respective carrying value of certain on balance sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                                  JA Energy
                         (A Development Stage Company)
                         Notes to Financial Statements


NOTE 2.    Summary of Significant Accounting Practices (Continued)


Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. There are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.


NOTE 4 - Stockholders' Deficit

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

There have been no issuances of common or preferred stock.

On August 26, 2010, a director of the Company contributed capital of $325 for incorporating fees.

                                   JA Energy
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 5.   Related Party Transactions

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    Provision for Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of August 31, 2010, the Company had net operating loss carry forwards of $2,825 that may be available to reduce future years' taxable income through 2010. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030.

                                   JA Energy
                          (A Development Stage Company)
                          Notes to Financial Statements

NOTE 6.    Provision for Income Taxes (continued)

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2010:

                                                    2010
                                                  --------
Deferred tax assets:
Net operating loss carry forward                  $  2,825

     Total deferred tax assets                         989
Less: valuation allowance                             (989)
                                                 ---------
Net deferred tax assets                          $       -
                                                 ---------

The valuation allowance for deferred tax assets as of August 31, 2010 was $989. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2010.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (35.0%)
                   Valuation reserve                35.0%
                                                   ------
                   Total                               -%

At August 31, 2010, we had an unused net operating loss carryover approximating $2,825 that is available to offset future taxable income which expires beginning 2030.

NOTE 7.   Operating Leases and Other Commitments

The Company has no lease or other obligations.

                                   JA Energy
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8.   Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-01, "Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force)". This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. This update is effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010- 01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements. This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855), amending guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended June 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

                                   JA Energy
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8.   Recent Accounting Pronouncements (Continued)

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310):
Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early application is permitted. The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer's Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. Early adoption is permitted. The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption. The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                   JA Energy
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 8.   Recent Accounting Pronouncements (Continued)

In July 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-20 (ASU 2010-20), Receivables (Topic 310):
Foreign Currency Issues: Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effecting for interim and annual reporting periods beginning on or after December 15, 2010. The Company does not expect the provisions of ASU 2010-20 to have a material effect on the financial position, results of operations or cash flows of the Company.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic
830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

The company evaluated all of the other recent accounting pronouncements through ASU 2010-20 and deemed that they were immaterial.


NOTE 9.  Legal Proceedings

The Company is not currently involved in any legal proceedings at this time. Management is aware of one potential situation that could lead to the commencement of legal proceedings. This would result from a payment owed to a former LLC where Jim Lusk, the Company's president, was a member of this LLC. The former LLC was suppose to raise funds to advance the conversion of artichokes into ethanol. Management of the Company is negotiating to dissolve the LLC from the third parties for $94,000. If the Company is unable to raise $94,000 to to dissolve this LLC, the Company might face a potential claim.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $    47
Legal fees and miscellaneous expenses*                          $ 2,000
Audit Fees                                                      $ 2,500
Transfer Agent Fees*                                            $   900
Printing*                                                       $   403
                                                                -------
Total                                                           $ 5,850
                                                                =======

*Estimated expenses




Recent Sales of Unregistered Securities
---------------------------------------

JA Energy is a wholly-owned subsidiary of Reshoot Production Co.
Reshoot Production Co. plans to spin-off JA Energy There have been no shares issued to the shareholders of JA Energy. Shares will be issued to JA Energy subject to a Notice of Effectiveness of this Registration Statement.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:


---------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
---------------------------------------------------------------------------
         3.1          Articles of Incorporation           This filing
---------------------------------------------------------------------------
         3.2          Bylaws of the Registrant            This filing
---------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.     This filing
                      regarding the legality of the
                      securities being registered
---------------------------------------------------------------------------
        23.1          Consent of De Joya Griffith.        This filing
                      & Company, LLC
---------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.     This filing
                      (included in Exhibit 5.1).
---------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on     This filing
                      the signature page of this
                      registration statement)
---------------------------------------------------------------------------


                                  UNDERTAKINGS
                                  ------------

Item 28. Undertakings

The undersigned Registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Furlong, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  September 20, 2010       By:  /s/ James Lusk
       ------------------       --------------------------------------------
                                         James Lusk
                                         Title: Chief Executive Officer
                                         President and Director
                                         (Principal Executive, Financial,
                                         and Accounting)
                                         Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on September 20, 2010.

                                JA ENERGY

                                By:  /s/ James Lusk
                                     ---------------------------------------
                                         James Lusk
                                         Title: Chief Executive Officer
                                         President and Director
                                         (Principal Executive, Financial,
                                         and Accounting)
                                         Officer)

                                  EXHIBIT INDEX
                                  -------------


---------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
---------------------------------------------------------------------------
         3.1          Articles of Incorporation           This filing
---------------------------------------------------------------------------
         3.2          Bylaws of the Registrant            This filing
---------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.     This filing
                      regarding the legality of the
                      securities being registered
---------------------------------------------------------------------------
        23.1          Consent of De Joya Griffith         This filing
                      & Company, LLC
---------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.     This filing
                      (included in Exhibit 5.1).
---------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on     This filing
                      the signature page of this
                      registration statement)
---------------------------------------------------------------------------